UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 18, 2018

Resource Real Estate Opportunity REIT, Inc.
(Exact name of registrant as specified in its charter)

Commission file number 000-54369

Maryland	27-0331816
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

1845 Walnut Street, 18th Floor, Philadelphia, PA, 19103
(Address of principal executive offices) (Zip code)
215 231-7050
(Registrant's telephone number, including area code)

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the following obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the securities Act (17CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders
On July 18, 2018, Resource Real Estate Opportunity REIT, Inc. (the “Company”) held its 2018 annual meeting of stockholders at which its stockholders: (i) elected five directors: Alan F. Feldman, Robert C. Lieber, Gary Lichtenstein, Lee F. Shlifer and Andrew Ceitlin to hold office until the 2019 annual meeting and until their successors are duly elected and qualified and (ii) ratified the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2018.
The voting results with respect to the election of directors were as follows:

Election of Directors	Votes For	Votes Withheld	Broker Non-Votes
Alan F. Feldman	20,604,368	840,780	15,732,788
Robert C. Lieber	20,572,156	872,992	15,732,788
Gary Lichtenstein	20,595,886	849,262	15,732,788
Lee F. Shlifer	20,551,206	893,942	15,732,788
Andrew Ceitlin	20,619,632	825,516	15,732,788
The voting results with respect to the ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm were as follows:

Votes For	Votes Against	Abstentions
36,316,734	309,145	552,057

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RESOURCE REAL ESTATE OPPORTUNITY REIT, INC.

Dated: July 24, 2018	By: /s/ Alan F. Feldman Alan F. Feldman Chief Executive Officer (Principal Executive Officer)